UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2024

_______________________________

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2024, Linda Hudson and Philip Deutch each notified TPI Composites, Inc. (the “Company”) of their decisions to retire and not to stand for re-election to the Board of Directors (the “Board”) of the Company at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Hudson’s retirement and Mr. Deutch’s retirement will be effective immediately after the conclusion of the Annual Meeting. There are no disagreements between the Company and either of Ms. Hudson or Mr. Deutch, relating to the Company’s operations, policies, or practices that resulted in Ms. Hudson’s and Mr. Deutch’s decision to retire. Ms. Hudson and Mr. Deutch have served as directors of the Company since 2020 and 2007, respectively.

On April 9, 2024, the Company announced that Edward “Ned” Hall has been nominated to stand for election as a Class II director at the Annual Meeting to fill one of the vacancies created by the retirements of Ms. Hudson and Mr. Deutch. If elected, Mr. Hall’s term as a director of the Company will be effective as of the date of the Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On April 9, 2024, the Company issued a press release regarding Mr. Hall, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

       Important Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov and on our website at www.tpicomposites.com. Copies may also be obtained, free of charge, by contacting the Company at (480) 305-8910. Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

       Participants in Solicitation

The Company, its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is available in the Company’s public filings with the SEC, including without limitation, on Forms 3 and 4. Stockholders are advised to read the Company’s proxy statement for the Annual Meeting and other relevant documents when they become available before making any voting decision because they will contain important information. You can obtain free copies of these referenced documents as described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: April 9, 2024	By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer